Exhibit 2.3

Wyoming Secretary of State Herschler Building East, Suite 101 122 W 25th Street Cheyenne, WY 82002 - 0020 Ph. 307.777.7311 Email: Business@wyo.gov WY Secretary of State FILED: 01/23/2025 11:30 All ID:2025 - 001598209 · - · - - - Foreign Profit Corporation Articles of Continuance Pursuant to W.S. 17 - 16 - 1810 the undersigned hereby submits the following Articles of Continuance: 1. Corporation name: HE NOW CORPORATION I 2. Incorporated under the laws of: jNEVADA I .._..,,(S'l:"'ta,eo - ::r".""c"".'o - un"'.":try, - ------------------------ ' 3. Date of incorporation: 111/23/1993 (Date - mmlddlyyyy) 4. Period of duration: Perpetual (J'his is referring to the len - gt:;hL'.:':ofr::tim:: - :etT:he: - c - : - o - : - rp - : - o: - ra - : - :t; - : -- io: - n - :inten...,... - : - to - ex - - : - is - : - ta - nd - , - n - o - : - t - :1the - , - le_n_gt".'Th - of tim - e it"Th_as_bre - en - - : - in_ex.....,..is.,..te - nc_e_.= - e_m_o_s_tc_o_m_m_o .n term used is "perpetual.") 5. Mailing address of the corporation: 109 East 17th Street Suite 80 Cheyenne, WY 82001 6. Principal office address: 109 East 17th Street Suite 80 Cheyenne, WY 82001 7. Name and physical address of its registered agent: (J'he registered agent may be an individual resident in Wyoming or a domestic or foreign business entity authorized to transact business in Wyoming. The registered agent !!!J!!!. have a physical address in Wyoming. If the registered office includes a suite number, it must be included in the registered office address. A Drop Box is not acceptable. A PO Box is acceptable if listed in addition to a • ress.) 1 Name: Address: Registered Agents of Wyoming, LLC 400 East 20th Street Cheyenne,WY 82001 (If mail is received at a Post Office Box, please list above in addition to the physical FP - ArticlesContinuance - Revised June 2021

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8. Purpose of the corporation which it proposes to pursue in the transaction of business in this state:

Any lawful purpose.

9. Names and respective addresses of its officers and directors:

Office	Name	Address
President	Alfredo Papadakis	711 S Carson St, Ste 4, Carson City, NV, 89701, USA
Vice President		
Secretary	Alfredo Papadakis	711 S Carson St, Ste 4, Carson City, NV, 89701, USA
Treasurer	Alfredo Papadakis	711 S Carson St, Ste 4, Carson City, NV, 89701, USA
Director	Alfredo Papadakis	711 S Carson St, Ste 4, Carson City, NV, 89701, USA
Director		
Director		

10. Aggregate number of shares or other ownership units which it has the authority to issue.

(Itemize by classes, par value of shares, shares without par value and series, if any, within a class.)

9,997,500,000 Shares of Common Stock at a Par Value of 0.001 per Share are currently authorized.
2,500,000 Shares of Preferred Stock at a Par Value of 0.001 per Share are currently authorized.

11. Aggregate number of **issued shares** or other ownership units.

(Itemize by classes, par value of shares, shares without par value and series, if any, within a class.)

9,997,500,000 Shares of Common Stock at a Par Value of 0.001 per Share have been issued.
2,500,000 Shares of Preferred Stock at a Par Value of 0.001 per Share have been issued.

12. The corporation accepts the constitution of the state of Wyoming in compliance with the requirement of Article 10, Section 5 of the Wyoming Constitution.

FP-ArticlesContinuance – Revised June 2021

13. Certification. *(Please check the box to complete the required certification.)*

☑ I consent on behalf of the business entity to accept electronic service of process at the required email address provided on the form under the circumstances specified in W.S. 17-28-104(e).

Signature: [signature] Date: 12/27/2024

(Shall be executed by an officer or director of the corporation.) *(mm/dd/yyyy)*

Print Name: Alfredo Papadakis

Title: President

Contact Person: Yvette Griffith

Daytime Phone Number: (877) 239-2608

Email: agents@mywyomingllc.com

***(An email address is required.** Email(s) provided will receive important reminders, notices and filing evidence.)*

State of ________________ County of ________________

The foregoing instrument was acknowledged before me by __________________________.

Signatory's Printed Name

____________________ ____________________ ____________________

Notary Public's Signature ***Notary Date (mm/dd/yyyy)*** ***Notary's Commission Expiration***

Notarial Seal:

ACKNOWLEDGMENT A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document. State of California County of Los Angeles On 12/27/2024 before me, Miesha L Moore Notary Public - ---------- - (insert name and title of the officer) Alfredo Papadakis - ------------------------------------------------------- personally appeared who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument. I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct. WITNESS my hand d official seal. (Saal) 1············ 1 MIESHA L. M00II£ _ Not. - y N111c - eallf«n11 I I Los Aneelts Ceunty Commtulon I 2365943 .. I .. O = !ycom:·!•':ts:' 6:!'! t

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CORPORATE RESOLUTION AU1HORIZING MOVING THE CORPORATE DOMIOLE FROM NEVADA TO THE STATE OF WYOMING THE NOW CORPORATION, organized and existing under the laws of NEVADA, hereby certifies that this Resolution was adopted by the Officers, at meeting held on December 26, 2024 at which a voting quorum existed and was maintained throughout and that the Resolution adopted at that meeting was voted, recorded and now is in full effect according to the charter, provisions and Bylaws of the Corporation. RESOLVED: That the Corporation approves the move of the corporate domicile from the State of NEVADA to the State of Wyoming and once filed, the entity will be dissolved, by an Authorized Individual in the state of NEVADA. RESOLVED: That the Corporation, at the time of Continuance, approves the change of the name from THE NOW CORPORATION to THE NOW CORPORATION I. I further attest that this Corporation is legally registered and organized, and that it is empowered through the Bylaws, to take such actions as are called for by this Resolution . January 17, 2025 President: Alfredo Papadakis

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